Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the use in this Form 8-K for CryoLife, Inc. of our report dated April 30, 2012 relating to the financial statements of Hemosphere, Inc. included in such Form 8-K, and the incorporation by reference of such report into Registration Statement Nos. 333-182296, 333-167065, 333-159608, 333-150475, 333-59849, 333-104637, and 333-119137 of CryoLife, Inc. on Form S-8, Registration Statement No. 333-179629 of CryoLife, Inc. on Form S-3 and Registration Statement No. 333-182297 of CryoLife, Inc. on Form S-4.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

August 1, 2012